EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 144 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated August 28, 2012, which was filed as Exhibit (i) to Post-Effective Amendment No. 139.

/s/ Katy D. Burke
Katy D. Burke, Esq.

January 30, 2013

Boston, Massachusetts

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